UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2025

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

Blueprint Medicines Corporation (the “Company”) held its Annual Meeting of Stockholders on June 18, 2025. The following is a summary of the matters voted on at that meeting:

1.	The Company’s stockholders elected Jeffrey W. Albers, Mark Goldberg, M.D. and John Tsai, M.D. as Class I directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders and until their successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffery W. Albers	44,683,223	15,507,415	2,342,656
Mark Goldberg, M.D.	46,734,594	13,456,044	2,342,656
John Tsai, M.D.	47,572,890	12,617,748	2,342,656

2.	The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to compensation paid to the Company’s named executive officers were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
57,714,069	2,450,825	25,744	2,342,656

3.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting for the fiscal year ending December 31, 2025. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
62,209,853	288,580	34,861

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: June 20, 2025	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer

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